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                                                                   Exhibit 99.12

CONTACTS:

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:

LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         619-223-8844
Ltannenbaum@ljlbio.com                               friestintl@aol.com
----------------------                               ------------------

         Richard Eglen, Ph.D. Joins LJL BioSystems as Senior Vice President, Assay Technologies

SUNNYVALE, CA - FEBRUARY 15, 2000 - LJL BioSystems, Inc. (NASDAQ: LJLB) today announced the appointment of Richard Eglen, Ph.D. as Senior Vice President, Assay Technologies. Dr. Eglen will be responsible for the strategy, development, and commercialization of the Company's assay technologies. Dr. Eglen joins LJL from Roche Bioscience, where he held the position of Vice President and Director of the Center for Biological Research. His various responsibilities included global coordination of High Throughput Screening for Roche.

"Dr. Eglen's appointment represents another important milestone in building our company," stated Lev J. Leytes, Chairman and CEO of LJL. "As the newest member of our senior management team, we believe that Dr. Eglen's impressive background and record of success, will help drive the expansion of LJL's consumable assay business. With a growing installed base of over 100 instrument platforms we will continue our emphasis on the consumable assay business which we believe can be one of the cornerstones of our future expansion."

Dr. Eglen is an international authority in the molecular pharmacology of G-protein coupled receptors, ligand and voltage gated ion channels. He is the author of over 200 peer-reviewed papers and books and currently serves on several editorial boards and international committees. Dr. Eglen, who has a Ph. D. in pharmacology, has led drug discovery programs from target identification to early clinical trial. He brings to LJL over 16 years of experience in the pharmaceutical industry.

ABOUT LJL BIOSYSTEMS, INC. LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines in the genomics era. LJL's family of proprietary products, marketed as CRITERION(TM), consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. In August 1999, LJL launched its Genomics Science Group to further commercialize the Company's technology in SNP genotyping. Since then, several leading genomics customers have adopted the LJL HEFP-SNP genotyping platform.


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LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers
Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., Pharmacia & Upjohn, DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com.

FORWARD-LOOKING STATEMENTS Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed May 14, 1999, August 16, 1999 and November 15, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.